UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 8, 2007

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective August 8, 2007, the Board of Directors of Unifi, Inc. (the "Company") appointed George R. Perkins, Jr. ("Mr. Perkins") and G. Alfred Webster ("Mr. Webster") to the Board of Directors of the Company.  Mr. Perkins, who lives in Sanford, North Carolina, is currently the Chairman and Chief Executive Officer of Frontier Spinning Mills, Inc.  Mr. Webster, who lives in High Point, North Carolina, currently manages his personal investments.  Both individuals were appointed to terms expiring at the Company's 2007 Annual Meeting of Shareholders, at which time it is expected that they will be nominated to stand for election by the shareholders of the Company for one year terms.  Mr. Perkins was appointed to the Audit Committee and Compensation Committee and Mr. Webster was appointed to the Audit Committee and Corporate Governance & Nominating Committee of the Board of Directors.  There are no transactions to which the Corporation or any of its subsidiaries is a party and in which Mr. Perkins or Mr. Webster, or any member of their immediate families, has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

On August 9, 2007, the Company issued a press release announcing the appointment of Messrs. Perkins and Webster to the Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release disseminated on August 9, 2007 by the Corporation

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNIFI, INC.

                                                    By:       /s/ CHARLES F. MCCOY
                                                                Charles F. McCoy
                                                                Vice President, Secretary and General Counsel

Dated:  August 10, 2007

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release disseminated on August 9, 2007 by the Corporation